UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 6, 2006

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 661-0123

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2006, Brooke Corporation (the “Company”) entered into a Stock Purchase and Sale Agreement (the “Stock Purchase Agreement”) with First American Capital Corporation, a Kansas corporation (“FACC”), pursuant to which, among other things, the Company will acquire a controlling interest in the capital stock of FACC. The transaction does not involve an acquisition for the Company involving a significant amount of assets, as such term is defined in the instructions to Item 2.01 of Form 8-K. The closing of the transaction is subject to approval by the Kansas Commissioner of Insurance and standard closing conditions. The Stock Purchase Agreement is filed as Exhibit 10.01 to this Report and is incorporated herein by this reference.

The definitive agreements provide for the Company to initially acquire at closing for a price of $2,552,132 a total of 3,742,943 shares of common stock, representing approximately 46.8% of FACC common stock that would then be outstanding, along with a warrant to purchase 1,643,460 shares of additional common stock. The warrant is exercisable for a purchase price of $447,818 after First American Capital’s Articles of Incorporation are amended by its shareholders to increase its authorized shares of common stock to 25 million shares and its authorized shares of preferred stock to 1,550,000 shares, and to reduce the par value per share of the common stock from $0.10 to $0.01. Following the exercise of the warrant, on a fully diluted basis, the Company would own approximately 55% of the shares of FACC capital stock then outstanding or subject to other outstanding warrants. As a part of the transaction, the Company’s brokerage subsidiary will agree in a Brokerage Agreement not to engage in any new managing general agent loan brokerage business after the closing and to then provide support and assistance to FACC’s life insurance brokerage subsidiary to enable it to thereafter conduct that business. The form of Brokerage Agreement to be executed at closing is filed as Exhibit 10.02 to this Report and is incorporated herein by this reference. In addition to cash compensation of $3 million for the shares of common stock purchased at closing or upon the exercise of the warrant held by the Company, the Stock Purchase Agreement provides that Brooke shall pay to FACC up to $6 million as additional consideration for such shares if $6 million of pretax profits are not generated over a three-year period by the life insurance brokerage subsidiary in accordance with a specified schedule.

Among other things, the agreements also provide for obligations regarding the future listing of FACC common stock on a national stock exchange and a related 3-for-1 reverse stock split; a modified “Dutch Auction” style tender offer by FACC for $500,000 of outstanding shares of FACC common stock, subject to certain adjustments; the provision, after the closing and until December 31, 2007, by the Company for FACC pursuant to a Servicing Agreement of certain accounting, compliance, human resources and communications services in exchange for a $5,000 monthly fee and certain out-of-pocket expenses; Brooke’s limited support of FACC’s capital budget for parent company operations for three years after closing; certain limitations on Brooke’s ability to transfer its FACC common stock during that three-year period; and the formation of a committee of independent directors of FACC’s Board of Directors for a limited term to approve or disapprove certain specified types of actions and transactions. Each party has certain rights to terminate the Stock Purchase Agreement prior to closing.

There are no assurances that regulatory approvals will be obtained, that all closing conditions will be met, that the Stock Purchase Agreement will not be terminated prior to closing, that the closing of the transaction will occur, that FACC common stock will be listed on a national stock exchange, or that all obligations under the transaction documents will be successfully performed or completed.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the

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Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the 1933 Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 6, 2006, the Company issued a press release announcing the entry into the Stock Purchase Agreement. The text of the press release is attached hereto as Exhibit 99.01, and is incorporated herein by reference.

The press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainties that all regulatory approvals will be obtained, that all closing conditions will be met, that the closing of the transaction will occur, and that any closing will occur when expected; the uncertainty that plans relating to the Company’s relationship with First American Capital Corporation and the acquisition will be successfully implemented; the uncertainty that the parties to the transaction will be successful in listing First American Capital Corporation common stock on a national stock exchange; the uncertainty as to the effect of the potential acquisition on the Company’s earnings; the uncertainty that the Company or First American Capital Corporation will achieve short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the products and services of the Company or First American Capital Corporation, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability of the parties to the transaction to meet product demand, the availability of capital and funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.01	Stock Purchase and Sale Agreement, dated as of October 6, 2006, by and between the Company and First American Capital Corporation.

10.02	Form of Brokerage Agreement by and between CJD & Associates, L.L.C. and First Life Brokerage, Inc. (Included as Exhibit B of Exhibit 10.01).

99.01	Press Release of the Company, dated October 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Date:	October 10, 2006

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